SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                Date of Report
                (Date of earliest
                event reported):      September 29, 2000


                            Regal-Beloit Corporation
              --------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                        1-7283                      39-0875718
---------------                     ------                      ----------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



                 200 State Street, Beloit, Wisconsin 53511-6254
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (608) 364-8800
                          -----------------------------
                         (Registrant's telephone number)

Item 2.   Acquisition or Disposition of Assets.
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          On September 29, 2000, Regal-Beloit Corporation (the "Company")
acquired through a wholly-owned subsidiary ("Purchaser") all of the issued and outstanding shares of capital stock ("Leeson Stock") of Leeson Electric Corporation, a Wisconsin corporation ("Leeson"), pursuant to a Stock Purchase Agreement, dated as of August 7, 2000, as amended by First Amendment to Stock Purchase Agreement, dated as of September 29, 2000 (the "Stock Purchase Agreement"), among the Company, Purchaser, Leeson and Leeson's shareholders ("Leeson Shareholders"). The Company's acquisition of the Leeson Stock and the consummation of the transactions related thereto are referred to herein as the "Acquisition."

          As consideration for the Leeson Stock, the Company paid to the Leeson Shareholders approximately $260 million in cash at the closing of the Acquisition for a debt-free company. The purchase price paid to the Leeson Shareholders is subject to a post-closing adjustment based on the net working capital at September 29, 2000, as set forth in the Stock Purchase Agreement. The purchase price paid by the Company in the Acquisition was determined on the basis of arm's length negotiations between the parties. There is no material relationship between Leeson and the Company or any of its affiliates, directors or officers or any of their associates.

          The Company funded the Acquisition through proceeds from borrowings through credit facilities provided under a Credit Agreement, dated as of September 29, 2000 (the "Credit Agreement"), among the Company, M&I Marshall & Ilsley Bank, as Administrative Agent, and Swing Line Bank, Bank of America, N.A., as Documentation and Syndication Agent, Banc of America Securities LLC, Lead Arranger and Book Manager and each of the Banks party to the Credit Agreement.

          The description contained herein is qualified in its entirety by reference to the Stock Purchase Agreement, the Credit Agreement and a News Release dated October 2, 2000, which are filed as Exhibit 2, Exhibit 4 and
Exhibit 99, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

          In connection with the Acquisition, the Company, through Leeson, acquired all of the issued and outstanding shares of capital stock of Leeson Canada Inc. and Leeson Electric International, Inc. (collectively, the "Leeson Subsidiaries"). Leeson and the Leeson Subsidiaries are engaged in the business of developing, manufacturing, selling and distributing AC and DC electric motors and other motor and related products. It is the intention of the Company to continue to operate the business of Leeson and the Leeson Subsidiaries as part of the Company's operations.


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

Item 7.   Financial Statements , Pro Forma Financial Information and Exhibits.
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          (a) Financial Statements of Business Acquired.
              -----------------------------------------

          The required financial statements for Leeson are not filed with this Current Report on Form 8-K, but will be filed as soon as practicable and in no event later than December 12, 2000.

          (b) Pro Forma Financial Information.
              -------------------------------

          The required pro forma financial information is not filed with this Current Report on Form 8-K, but will be filed as soon as practicable and in no event later than December 12, 2000.

          (c) Exhibits.
              --------

          The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


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

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     REGAL-BELOIT CORPORATION



Date:  October 13, 2000              By: /s/ Kenneth F. Kaplan
                                         --------------------------------------
                                     Kenneth F. Kaplan
                                     Vice President, Chief Financial Officer and
                                     Secretary



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
                            REGAL-BELOIT CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                            Dated September 29, 2000


Exhibit
Number                               Description
------                               -----------

(2) Stock Purchase Agreement, dated as of August 7, 2000, as amended by First Amendment to Stock Purchase Agreement, dated as of September 29, 2000, among Regal-Beloit Corporation, LEC Acquisition Corp., Leeson Electric Corporation ("Leeson") and Leeson's shareholders.*

(4) Credit Agreement, dated as of September 29, 2000, among Regal-Beloit Corporation, M&I Marshall & Ilsley Bank, as Administrative Agent, and Swing Line Bank, Bank of America, N.A., as Documentation and Syndication Agent, Banc of America Securities LLC, Lead Arranger and Book Manager and each of the Banks party to the Credit Agreement.*

(99)           News Release dated October 2, 2000.




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*    The schedules and exhibits to this document are not being filed herewith.
     The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.


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